UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 11, 2016

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

An immaterial error that overstated the cost and resulting net book value of the Supercharger network was included in Tesla Motors, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”). In Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operation—Management Opportunities, Challenges and Risks—Trends in Cash Flow, Capital Expenditures and Operating Expenses, the net book value of the Supercharger network as of December 31, 2015 should have been stated as $166.6 million.

This error was limited to the section of the Form 10-K referenced above, and did not impact the consolidated financial statements or the notes included in Item 8, Financial Statements and Supplementary Data. Management has determined this error to be immaterial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Jason Wheeler Chief Financial Officer

Date:  March 11, 2016